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                                                              EXHIBIT 10.31


                                    Objective

         - To drive the maximization of company-wide growth, financial performance and shareholder value.



                                   Eligibility

      -  The CEO recommends participants and their participation levels (ie:
         Target Bonus)

      - Participants must be actively employed on the last day of the performance period to be eligible for any award.

      - Participants who do not complete a full plan year will have pro-rated eligibility.


                                Bonus Opportunity

         - The bonus opportunity is based on a participant's assigned target, and expressed as a percent of base salary at the time of the payout.
         - Participants, excluding the CEO, will have targets that vary from 20% to 50% of base salary as set by the CEO. The CEO's target will be determined by the Compensation Committee.


                                Bonus Calculation

         -  Two weighted factors; Sales and EPS   Up to 100% Target
            -  50% Sales
            -  50% EPS

         -  Above 100%
            -  1/3 Sales
            -  2/3 EPS

                                Bonus Calculation

      -  EPS is calculated after Profit Sharing payments and Bonus expense.

      - The exact percentage for each participant is determined by the CEO and is based on each individual's goal achievement and leadership performance.



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

                                Bonus Calculation


                                      MINIMUM INCOME    % OF TARGET
    SALES        OPERATING INCOME        FROM OPS.     BONUS EARNED
    -----        ----------------     --------------   -------------
    $205M              $ 9M              $  4M               25%
    $210M              $10M              $  5M               50%
    $217M              $12M              $6.5M              100%
    $234M              $16M              $6.5M              200%



Notes:
(A) Up to 100% of target (Sales $217M, OP $12M), all acquisitions are excluded from calculations.
(B)  Above 100%, acquisitions will be included.
(C) Minimum income from operations excludes all revenue and income from license agreements and any other deals or non-recurring items.
(D) No bonuses will be earned, or accrued, in any quarter for which the consolidated results show a loss. Bonuses will be earned and accrued pro rata during the year based on the relationship of operating profits earned in a quarter as a percentage of the planned profits for the year.



                               Timing and Form of
                                  Bonus Payment

     - The bonus will be paid to participants in cash, following the year end results.

     - Operating Income of $9 million must be achieved for any payout to occur.